EXHIBIT 4.13

                             SUBSCRIPTION AGREEMENT


Global Telecommunication Solutions, Inc.
5697 Rising Sun Avenue
Philadelphia, Pennsylvania 19120

Ladies and Gentlemen:

A. Subscription. I (sometimes referred to herein as the "Investor") hereby subscribe for and agree to purchase a $_____ principal amount promissory note ("Note") of Global Telecommunication Solutions, Inc., a Delaware corporation ("Company"), in the form included as Exhibit A in the Disclosure Package given to me simultaneously with this Agreement ("Disclosure Package") and on the terms and conditions set forth herein. The Company agrees that it shall issue to me a warrant ("Warrant"), in the form included as Exhibit B in the Disclosure Package, to purchase one share of the Company's Common Stock for each dollar principal amount represented by the Note purchased hereby.

         1.       Purchase.

                  (a) I hereby tender (i) the purchase price by wire transfer to the following account ("Account") maintained by the Company's attorneys, Graubard Mollen & Miller ("GM&M"):

                           Bankers Trust Company
                           280 Park Avenue
                           New York, New York 10017
                           ABA No.: 021001033
                           Attention: Florence Blanchard
                           For further credit to: Graubard Mollen & Miller Attorney Trust Account No. 42834468

and (ii) two executed copies of this Subscription Agreement and my confidential Purchaser Questionnaire to GM&M, 600 Third Avenue, New York, New York 10016,
Attention: David Alan Miller, Esq.

                  (b) The Company is offering up to $3,000,000 of Notes ("Offering"). The Offering will continue until the earlier of December 15, 1996 and the date on which the Company receives and accepts subscriptions for $3,000,000 of Notes. I understand that the Company can have a closing ("Closing") with respect to subscriptions at any time, without the need to meet any minimum subscription level. Prior to the Closing, with respect to my subscription, my payment for the Notes will be held by GM&M in the Account.

         2.       Acceptance or Rejection of Subscription.

                  (a) The Company has the right to reject this Subscription represented by this Agreement, in whole or in part for any reason and at any time prior to a Closing, notwithstanding prior receipt by me of notice of acceptance of my subscription.


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                  (b) In the event of the rejection of Subscription  represented by this Agreement my subscription payment will be promptly returned to me without interest or deduction and this Agreement shall have no force or effect. In the event my subscription is accepted and the Offering is completed, the funds specified above shall be released to the Company and the Notes and Warrants (together, the "Securities") will be promptly delivered to me.

         3. Issuance of Securities. At the Closing on my subscription, the Company will deliver the certificates representing the Notes and the Warrants to me or my agent. The Notes (and the shares of Common Stock they are convertible into under certain circumstances ("Note Shares")) and the Warrants (and the shares of Common Stock issuable upon their exercise "Warrant Shares")) shall be legended as follows:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED
                  ("ACT") OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND COMPLIANCE WITHIN ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

         4.       Registration Rights.

                  (a) Warrant Shares. The Company agrees to register the Warrant Shares for resale by the Investor under a registration statement ("Warrant Share Registration Statement") filed pursuant to the Securities Act of 1933, as amended ("Securities Act"). The Company agrees to file the Warrant Share Registration Statement on or before December 31, 1996. The Company agrees to use its best efforts to have the Warrant Share Registration Statement declared effective by February 14, 1997 and undertakes to have the Warrant Share Registration Statement declared effective by April 30, 1997. The Company shall bear all the expenses and pay all the fees it incurs in connection with the preparation, filing and modification or amendment of the Warrant Share Registration Statement and shall pay any and all expenses (up to $5,000) of one legal counsel selected by the holders of the Warrants, as a group, to represent them in connection with the sale of the Warrant Shares. The Company shall keep the Warrant Share Registration Statement effective and current until all the Warrant Shares are sold or until all such shares may be sold by the holders thereof under Rule 144 without volume limitations. Notwithstanding the foregoing, during any consecutive 365-day period, the Company may suspend the availability of the Warrant Share Registration Statement for no more than two periods of up to 20 consecutive days and for no more than an aggregate of 40 days during any 365-day period, if the Company's Board of Directors determines, based upon the opinion of legal counsel, that there is valid purpose for such suspension.

                  (b) Note Shares. The Company agrees to register the Note Shares for resale by the Investor, under a registration statement ("Note Share Registration Statement") filed pursuant to the Securities Act. The Company agrees to file the Note Share Registration Statement within 30 days from the date that all or any portion of any of the Notes issued in the Offering are converted into Common Stock ("Conversion Date"). The Company agrees to use

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its  best  efforts  to have  the  Note  Share  Registration  Statement  declared effective by the 75th day following the Conversion Date and undertakes to have the Note Share Registration Statement declared effective by the 150th day following the Conversion Date. The Company shall bear all the expenses and pay all the fees it incurs in connection with the preparation, filing and modification or amendment of the Note Share Registration Statement and shall pay any and all expenses (up to $5,000) of one legal counsel selected by the holders or the Notes, as a group, to represent them in connection with the sale of the Note Shares. The Company shall keep the Note Share Registration Statement effective and current until all the Note Shares are sold or until all such shares may be sold by the holders thereof under Rule 144 without volume limitations.
 Notwithstanding the foregoing, during any consecutive 365-day period, the Company may suspend the availability of the Note Share Registration Statement for no more than two periods of up to 20 consecutive days and for no more than an aggregate of 40 days during any 365-day period, if the Company's Board of Directors determines, based upon the opinion of legal counsel, that there is valid purpose for such suspension.

                  (c) To the extent permitted by law, the Company will indemnify and hold harmless each holder ("Holder") of the Warrant Shares and Note Shares (together the "Registrable Securities"), the officers and directors of each Holder and each person, if any, who controls such Holder within the meaning of the Securities Act or Securities Exchange Act of 1934, as amended ("Exchange Act") against any losses, claims, damages, or liabilities to which they may become subject under the Securities Act, the Exchange Act or any state securities law or regulation (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever incurred by the indemnified party in any action or proceeding between the indemnitor and indemnified party or between the indemnified party and any third party or otherwise) to which any of them may become subject under the Securities Act, the Exchange Act or any other statute or common law or otherwise under the laws of foreign countries, arising from such registration statement or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any preliminary prospectus, the registration statement or prospectus (as from time to time each may be amended and supplemented); (ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which it included the Registrable Securities; or (iii) any application or other document or written communication (collectively called "application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Registrable Securities under the securities laws thereof or filed with the Securities and Exchange Commission, any state securities commission or agency, Nasdaq or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission is made in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Holder expressly for use in any preliminary prospectus, such registration statement or prospectus, or any amendment or supplement thereof, or in any application, as the case may be. The Company agrees promptly to notify the Holder of the Registrable Securities of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale or resale of the Registrable Securities or in connection with any such registration statement or prospectus.

                  (d) The Company agrees that the above rights shall inure to the benefit of any person to whom the undersigned transfers all or any portion of his Notes and/or Warrants.


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     5. Investor  Representations and Warranties.  I acknowledge,  represent and warrant to, and agree with, the Company as follows:

                  (a) I am aware that my investment in the Company involves a high degree of risk, and I carefully have read and fully understand the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1996, the Company's Proxy Statement dated July 11, 1996 and the Company's Prospectus dated September 30, 1996, which are included as Exhibits C, D, E and F, in the Disclosure Package.

     (b) I acknowledge and am aware that there is no assurance as to the future performance of the Company.

                  (c) I acknowledge that notwithstanding the Company's commitment herein, there can be no assurance that the Company will file any Registration Statement for the securities I am purchasing, that such Registration Statement, if filed, will be declared effective or, if declared effective, that the Company will be able to keep it effective until I sell the Common Stock registered thereon.

                  (d) I am purchasing the Securities for my own account for investment and not with view to or for sale in connection with the distribution of the Securities, nor with any present intention of selling or otherwise disposing of all or any part of the Securities. I understand that there may not be any market for the Securities. I agree that (1) the purchase of the Securities is a long-term investment, (2) I may have to bear the economic risk of investment for an indefinite period of time because neither the Securities nor the Common Stock underlying the Securities have been registered under the Securities Act and, notwithstanding the Company's commitment herein to register such Common Stock for resale by me, may not be registered and, cannot be resold, pledged, assigned, or otherwise disposed of unless they are subsequently registered under said Securities Act and under applicable securities laws of certain states or an exemption from such registration is available. I understand that the Company is under no obligation to register the Securities and, except as set forth herein, the Company is under no obligation to register the Common Stock underlying the Securities on my behalf or to assist me in complying with any exemption from such registration under the Securities Act or any state securities laws. I hereby authorize the Company to place legends denoting the restrictions on the Securities and the Common Stock to be issued upon conversion or exercise of the Securities, as the case may be.

                  (e) I recognize that the Securities, as an investment, involves a high degree of risk including, but not limited to, the risk of economic losses from operations of the Company and the total loss of my investment. I believe that the investment in the Securities is suitable for me based upon my investment objectives and financial needs, and I have adequate means for providing for my current financial needs and contingencies and have no need for liquidity with respect to my investment in the Company.

                  (f) I have been given access to full and complete information regarding the Company and have utilized such access to my satisfaction for the purpose of obtaining information in addition to, or verifying information included in, the Disclosure Package, and I have either met with or been given reasonable opportunity to meet with officers of the Company for the purpose of asking questions of, and receiving answers from, such officers concerning the terms and conditions of the Offering of the Securities and the business and operations of the

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Company  and to obtain any  additional  information,  to the  extent  reasonably available. I have received all information and material regarding the Company that I have requested.

                  (g) I have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and have obtained, in my judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Company. I have not utilized any person as my purchaser representative as defined in Regulation D promulgated by the Securities and Exchange Commission pursuant to the Securities Act in connection with evaluating such merits and risks.

     (h) I have relied solely upon my own investigation in making a decision to invest in the Company.

                  (i) I have received no representation or warranty from the Company or any of its officers, directors, employees or agents in respect of my investment in the Company and I have received no information (written or otherwise) from them relating to the Company or its business other than as set forth herein and in the Disclosure. I am not participating in the offer as a result of or subsequent to: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                  (j) I have had full opportunity to ask questions and to receive satisfactory answers concerning the Offering and other matters pertaining to my investment and all such questions have been answered to my full satisfaction.

                  (k) I have been provided an opportunity to obtain any additional information concerning the Offering and the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense.

     (l) I am an "accredited investor" as defined in Section 2(15) of the Act and in Rule 501 promulgated thereunder.

                  (m) I understand that (i) the Securities and the underlying Common Stock have not been registered under the Securities Act, or the securities laws of certain states in reliance on specific exemptions from registration, (ii) no securities administrator of any state or the federal government has recommended or endorsed this Offering or made any finding or determination relating to the fairness of an investment in the Company and (iii) the Company is relying on my representations and agreements for the purpose of determining whether this transaction meets the requirements of the exemptions afforded by the Securities Act and certain state securities laws.

                  (n) I have been urged to seek independent advice from my professional advisors relating to the suitability of an investment in the Company in view of my overall financial needs and with respect to the legal and tax implications of such investment.

                  (o) If the Investor is a corporation, company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to become an Investor in the Company and the person signing this Subscription Agreement on behalf of such entity has been duly authorized by such entity to do so.

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                  (p) I hereby  acknowledge  and am aware  that  except  for any rescission rights that may be provided under applicable laws, I am not entitled to cancel, terminate or revoke this subscription, and any agreements made in connection herewith shall survive my death or disability.

                  (q) I hereby acknowledge and am aware that on November 6, 1996, the Board of Directors of The Nasdaq Stock Market approved certain changes to the maintenance requirements that companies listed on the Nasdaq SmallCap Market (such as the Company) must meet in order to continue to have their securities quoted on the Nasdaq SmallCap Market and that such new requirements, if implemented, could cause the Common Stock and Warrants of the Company to no longer be quoted on the Nasdaq SmallCap Market.

                  (r) I acknowledge and am aware that the Company has a history of net losses (including a net loss of $4,423,792 for the nine months ended September 30, 1996), and that as of September 30, 1996, the Company had an accumulated deficit of $9,910,074 and a working capital deficit of $6,510,540.

                  (s) I acknowledge that Whale Securities Co., L.P., is entitled to receive from the Company a finder's fee in connection with this Offering equal to 5% of the gross proceeds received by the Company, as well as Warrants in a number equal to 5% of the aggregate Warrants issued to Investors in this Offering.

     6. Company Representations and Warranties. The Company represents and warrants to the Investor as follows:

     (a) Due Incorporation and Qualification. The Company has been duly incorporated, is validly existing and is in good standing under the laws of its state of incorporation.

                  (b) Authorized Capital. The Company is authorized to issue 35,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, of which 5,512,801 shares of Common Stock and no shares of Preferred Stock are currently issued and outstanding.

                  (c)' Financial Statements; No Material Adverse Changes. The financial statements of the Company contained in the reports included in the Disclosure Package ("Financials") fairly present the consolidated financial position and results of operations of the Company in all material respects at the dates thereof and for the periods covered thereby, subject to year-end adjustments and normal recurring accruals.

                  (d) Due Authorization;  Consents.  The Company has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder and thereunder. This Agreement has been, and the Notes and Warrants will be, duly authorized, executed and delivered by the Company. The execution and delivery of this Agreement has been, and the Notes and Warrants, when executed and delivered will have been, duly authorized by all necessary corporate action and no further corporate action or approval is or will be required for their respective execution, delivery and performance. This Agreement constitutes, and the Notes and Warrants, upon execution and delivery will constitute, valid and binding obligations of the Company, enforceable in accordance with their respective terms (except (i) as the enforceability thereof may be limited by bankruptcy or other laws now or hereafter in effect relating to or affecting creditors' rights generally, (ii) that the remedy of specific performance and

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injunctive  and other  forms of  equitable  relief may be  subject to  equitable defenses  and to the  discretion  of the  court  before  which  any  proceedings
therefor   may  be   brought,   and  (iii)  that  the   enforceability   of  the
indemnification and contribution provisions of the respective agreements and securities may be limited by the federal and state securities laws and public policy), and no consent, approval, authorization, order of, or filing with, any court or governmental authority or any other third party is required to consummate the transactions contemplated by this Agreement, the Notes or Warrants, except that the offer and sale of the securities in certain jurisdictions may be subject to the provisions of the securities or Blue Sky laws of such jurisdictions. Additionally, other than such consents as may have already been obtained, no consent, approval, authorization, order of, filing with, any court or governmental authority or any other third party is required to consummate the transactions contemplated by this Agreement, the Notes and Warrants.

                  (e) Valid Issuances. The Notes and Warrants, when issued and delivered in accordance with the terms of the Subscription Agreement, will be duly and validly issued, fully paid and non-assessable. The Common Stock issuable upon conversion of the Notes and exercise of the Warrants when issued and delivered in accordance with their terms, will be duly and validly issued, fully paid and non-assessable. The Company has reserved for issuance a sufficient number of shares of Common Stock to be issued upon conversion of the Notes and exercise of the Warrants.

                  (f) Exchange Act Reports. The Company is subject to the reporting requirements of the Securities Act of 1933, as amended ("Securities Act") and Securities Exchange Act of 1934, as amended ("Exchange Act") and has filed all reports and statements required under the Securities Act and Exchange Act on a timely basis, and each report and statement was true and complete in all material respects when filed.

         7. Indemnification. I hereby agree to indemnify and hold harmless the Company and its officers, directors, shareholders, employees, agents, and attorneys against any and all losses, claims, demands, liabilities, and expenses (including reasonable legal or other expenses, including reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever incurred by the indemnified party in any action or proceeding between the indemnitor and indemnitor and indemnified party or between the indemnified party and any third party or otherwise) incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person, to which any such indemnified party may become subject under the Securities Act, under any other statute, at common law or otherwise, insofar as such losses, claims, demands, liabilities and expenses (a) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact made by me and contained in this Subscription Agreement, or (b) arise out of or are based upon any breach by me of any representation, warranty, or agreement made by me contained herein.

     8. Severability. In the event any part of this Subscription Agreement are found to be void, the remaining provisions of this Subscription Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

         9. Choice of Law and Jurisdiction. This Subscription Agreement will be deemed to have been made and delivered in New York City and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. The Company and the Investor each hereby (i) agrees that any legal suit, action or

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proceeding  arising out of or relating to this  Subscription  Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum, proceeding, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding and the Company further agrees to accept and acknowledge service or any and all process which may be served in any such suit, action or proceeding in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any suit, action or proceeding.

     10. Counterparts. This Subscription Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Subscription Agreement may be by actual or facsimile signature.

     11. Benefit. This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and assigns.

         12. Notices and Addresses. All notices, offers, acceptance and any other acts under this Subscription Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar courier delivery by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

         Investor:                  At the address designated on the signature
                                    page of this Subscription Agreement.

         The Company:               Global Telecommunication Solutions, Inc.
                                    5697 Rising Sun Avenue
                                    Philadelphia, Pennsylvania 19120
                                    Attention: David S. Tobin, General Counsel
                                    Fax: (215) 745-9108
          in any case,
            with a copy to:         Graubard Mollen & Miller
                                    600 Third Avenue
                                    New York, New York 10016-2097
                                    Attention:  David Alan Miller, Esq.
                                    Fax:  (212) 818-8881

or to such other address as any of them, by notice to the others may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be conclusive evidence of successful facsimile deliver. Notice shall have been deemed to be given when received.

     13. Oral Evidence. This Subscription Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral and

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written agreements between the parties hereto with respect to the subject matter hereof. This Subscription Agreement may not be changed, waived, discharged, or terminated orally but, rather, only by a statement in writing signed by the party or parties against which enforcement or the change, waiver, discharge or termination is sought.

     14. Section Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part, any of the terms or provisions of this Subscription Agreement.

     15.   Survival  of   Representations,   Warranties  and   Agreements.   The
representations, warranties and agreements contained herein shall survive the delivery of, and the payment for, the Securities.

     16. Acceptance of Subscription. The Company may accept this Subscription Agreement at any time for all or any portion of the Securities subscribed for by executing a copy hereof as provided and notifying me within a reasonable time thereafter.

         RESIDENTS OF ALL STATES: THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE UNITS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS CONFIDENTIAL INVESTMENT SUMMARY. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         FOR CONNECTICUT RESIDENTS: THE SECURITIES OFFERED HAVE NOT BEEN REGISTERED UNDER SECTION 36-485 OF THE CONNECTICUT UNIFORM SECURITIES ACT AND ARE OFFERED AND SOLD PURSUANT TO AN EXEMPTION RELATING TO TRANSACTIONS NOT INVOLVING A PUBLIC OFFERING PURSUANT TO SECTION 36- 490(b)(9)(A) THEREOF. THE SECURITIES CANNOT BE RESOLD OR TRANSFERRED UNLESS THEY ARE REGISTERED UNDER SUCH ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

         FOR MARYLAND RESIDENTS: THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE MARYLAND SECURITIES ACT BY REASON OF AN EXEMPTION RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES MAY NOT BE TRANSFERRED OR SOLD EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE MARYLAND SECURITIES ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION.

         FOR NEW JERSEY RESIDENTS: THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE BUREAU OF SECURITIES OF THE STATE OF NEW JERSEY NOR HAS THE BUREAU PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING.

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THE FILING OF THE WITHIN OFFERING DOES NOT CONSTITUTE APPROVAL OF THE
ISSUE OR THE SALE THEREOF BY THE BUREAU OF SECURITIES.  ANY
REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         THESE ARE SPECULATIVE SECURITIES AND INVOLVE A HIGH DEGREE OF RISK. THESE SECURITIES ARE OFFERED ONLY TO BONA FIDE ADULT RESIDENTS OF THE
STATE OF NEW JERSEY.

         FOR FLORIDA RESIDENTS: THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT ("FLORIDA SECURITIES ACT") , AND THEY THEREFORE HAVE THE STATUS OF SECURITIES ACQUIRED IN AN EXEMPT TRANSACTION UNDER SECTION 517.061 OF THE FLORIDA SECURITIES ACT. EACH OFFEREE WHO IS A FLORIDA RESIDENT SHOULD BE AWARE THAT SECTION 517.061(11)(a)(5) OF THE FLORIDA SECURITIES ACT PROVIDES THAT WHEN SALES ARE MADE TO FIVE OR MORE PERSONS IN FLORIDA, ANY SALE MADE IN FLORIDA IS VOIDABLE BY THE PURCHASER WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE COMPANY, AN AGENT OF THE COMPANY OR AN ESCROW AGREEMENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICH EVER OCCURS LATER.

         THE AVAILABILITY OF THE PRIVILEGE TO VOID SALES PURSUANT TO SECTION 517.061(11)(a)(5) IS HEREBY COMMUNICATED TO EACH FLORIDA OFFEREE.

         Manner in Which Title is to be Held.  (check one)

                  ____ Individual Ownership
                  ____ Community Property
                  ____ Joint Tenant with Right of Survivorship (both parties must sign) ____ Partnership ____ Tenants in common ____ Corporation ____ Trust
                  ____ Other (please indicate)


INDIVIDUAL INVESTORS                            ENTITY INVESTORS



Signature (Individual)                          Name of Entity, if any


                                                By:
                                                      *Signature

                                                Its
Signature (all record holders should sign)            Title



Name(s) Typed or Printed                        Name Typed or Printed

Address to Which Correspondence                 Address to Which Correspondence
Should be Directed                              Should be Directed



City, State and Zip Code                        City, State and Zip Code


Social Security Number                          Tax Identification

* If Securities are being subscribed for by any entity, the Certificate of Signatory on the next page must also be completed.

The foregoing subscription is accepted and the Company hereby agrees to be bound by its terms.

                                         GLOBAL TELECOMMUNICATION
                                               SOLUTIONS, INC.



Dated:                  , 1996            By:

                            CERTIFICATE OF SIGNATORY


(To be completed if Securities are being subscribed for by an entity)



         I, _________________________________, the ___________________________
                  (name of signatory)                                 (title)

of                                    ("Entity"), a
                  (name of entity)

                                                              .
                  (type of entity)

hereby certify that the above entity is duly empowered and authorized to purchase the Securities and that I am duly empowered and authorized by the entity to execute the Subscription Agreement on its behalf.


         IN WITNESS WHEREOF, I have executed this Certificate this ____ day of _________, 1996.




                                                           (Signature)

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